As filed with the Securities and Exchange Commission on April 11, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TOWER SEMICONDUCTOR LTD.
(Exact name of Registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P.O. Box 619
Migdal Haemek, Israel, 23105
972-4-650-6611
(Address and telephone number of Registrant's principal executive offices)

Tower Semiconductor USA
4300 Stevens Creek Blvd., Suite 175
San Jose, California 95129
Tel: 408-551-6500
Facsimile: 408-551-6509
(Name, address and telephone number of agent for service)

Copies of all Correspondence to:

DAVID H. SCHAPIRO, ADV. ELIRAN FURMAN, ADV.	SHELDON KRAUSE, ESQ. Eilenberg & Krause LLP
Yigal Arnon & Co.	11 East 44th Street
1 Azrieli Center	New York, NY 10017
Tel Aviv, 67021 Israel	Tel: 212-986-9700
Tel: 972-3-608-7856

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.C. or a post effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Aggregate Price Per Unit		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, par value NIS 15.00 per share	5,790,151	(2)	$10.07	(3)	$58,306,821	$7,510

(1)
Pursuant to Rule 416 of the Securities Act of 1933, this registration statement also includes an indeterminate number of shares that may be issued to prevent dilution from stock splits, stock dividends or similar transactions that could affect the shares to be offered by selling stockholders.

(2)
Represents the Registrant’s ordinary shares issuable upon conversion of 8% Convertible Senior Notes Due 2018 issued by the Registrant’s Jazz Technologies, Inc. subsidiary to the selling securityholders.

(3)
Calculated in accordance with Rule 457(g) under the Securities Act based upon the $10.07 price at which the Jazz notes may be exercised, as such price exceeds the average high and low prices of our ordinary shares, as reported on the NASDAQ Stock Market on April 10, 2014.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION
DATED APRIL 11, 2014

PROSPECTUS

5,790,151 Ordinary Shares

This prospectus relates to the resale, from time to time, by the selling securityholders named in this prospectus of up to 5,790,151 ordinary shares issuable upon conversion of 8% Convertible Senior Notes Due 2018 issued by our Jazz Technologies, Inc. subsidiary held by the selling securityholders.

The selling securityholders may sell all or any portion of these ordinary shares in one or more transactions through NASDAQ, the Tel Aviv Stock Exchange, in the over-the-counter market, in privately negotiated transactions or otherwise.  In addition, the selling securityholders may sell any portion of these ordinary shares (i) directly to purchasers or through agents, brokers, dealers or underwriters; (ii) at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices; or (iii) or any other means described in the section entitled "Plan of Distribution."

Our ordinary shares are listed on the NASDAQ Global Market under the symbol "TSEM" and on the Tel Aviv Stock Exchange in Israel under the symbol "TSEM." On April 10, 2014, the last reported sale price of our ordinary shares on the NASDAQ Global Market was $8.96 per share and on the Tel Aviv Stock Exchange was NIS 32.12 per share.

The securities offered hereby involve a high degree of risk. See "Risk Factors" beginning on page 2.

None of the U.S. Securities and Exchange Commission, the Israeli Securities Authority or any state securities commission have approved or disapproved of these securities or passed upon the adequacy, completeness or accuracy of this prospectus. Any representation to the contrary is a criminal offense under the laws of the United States and the laws of the State of Israel.

The date of this prospectus is ________, 2014

ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the offered ordinary shares. Each time any selling securityholder sells any of these offered ordinary shares, it will provide you with this prospectus and a prospectus supplement, if applicable, that will contain specific information about the terms of that sale. The prospectus supplement also may add, update or change any information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described under the heading "Where You Can Find More Information; Incorporation of Information by Reference."

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”). This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that such agreement or document be filed as an exhibit to the registration statement, please see such agreement or document for a complete description of these matters. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document.

All references in this prospectus to “dollars” or “$” are to United States dollars, and all references to “Shekels” or “NIS” are to New Israeli Shekels.

ABOUT TOWER SEMICONDUCTOR LTD.

We are a pure-play independent specialty foundry dedicated to the manufacture of semiconductors. Typically, pure-play foundries do not offer products of their own, but focus on producing integrated circuits, or ICs, based on the design specifications of their customers. We manufacture semiconductors for our customers primarily based on third party designs. We currently offer the manufacture of ICs with geometries ranging from 1.0 to 0.095-micron. We also provide design support and complementary technical services.  ICs manufactured by us are incorporated into a wide range of products in diverse markets, including consumer electronics, personal computers, communications, automotive, industrial and medical device products.

We are focused on establishing leading market share in high-growth specialized markets by providing our customers with high-value wafer foundry services.  Our historical focus has been standard digital complementary metal oxide semiconductor (“CMOS”) process technology, which is the most widely used method of producing ICs.  We are currently focused on the emerging opportunities in specialized technologies including CMOS image sensors, mixed-signal, radio frequency CMOS (RFCMOS), bipolar CMOS (BiCMOS), and silicon-germanium BiCMOS (SiGe BiCMOS or SiGe), high voltage CMOS, radio frequency identification (RFID) technologies and power management. To better serve our customers, we have developed and are continuously expanding our technology offerings in these fields. Through our experience and expertise gained over twenty years of operation, we differentiate ourselves by creating a high level of value for our clients through innovative technological processes, design and engineering support, competitive manufacturing indices, and dedicated customer service.

Tower was founded in 1993, with the acquisition of National Semiconductor’s 150-mm wafer fabrication facility located in Migdal Haemek, Israel, and commenced operations as an independent foundry. Since then, we have significantly upgraded our Fab 1 facility, equipment, capacity and technological capabilities with process geometries ranging from 1.0-micron to 0.35-micron and enhanced our process technologies to include CMOS image sensors, embedded flash, advanced analog, RF (radio frequency) and mixed-signal technologies.

In 2003, we commenced production in Fab 2, a wafer fabrication facility we established in Migdal Haemek, Israel. Fab 2 supports geometries ranging from 0.35 to 0.13-micron, using advanced CMOS technology, including CMOS image sensors, embedded flash, advanced analog, RF (radio frequency), power platforms and mixed-signal technologies.

In September 2008, we merged with Jazz Technologies, Inc ("Jazz"). Jazz focuses on specialty process technologies for the manufacture of analog and mixed-signal semiconductor devices. Jazz's specialty process technologies include advanced analog, radio frequency, high voltage, bipolar and silicon germanium bipolar complementary metal oxide (“SiGe”) semiconductor processes. ICs manufactured by Jazz are incorporated into a wide range of products, including cellular phones, wireless local area networking devices, digital TVs, set-top boxes, gaming devices, switches, routers and broadband modems. Jazz operates one semiconductor fabrication facility in Newport Beach, California (“Fab 3”).

In June 2011, we acquired a fabrication facility in Nishiwaki City, Hyogo, Japan ("Fab 4") from Micron. The assets and related business that we acquired from Micron are held and conducted through a wholly owned Japanese subsidiary, TowerJazz Japan Ltd.  Fab 4 supports geometries ranging from 0.13 to 0.095-micron to manufacture DRAM and CMOS image sensor products.  In connection with the restructuring and rationalization of our Japanese manufacturing and business plans, we intend to cease operations of Fab 4 during 2014.

In December 2013, we signed a definitive agreement with Panasonic Corporation (“Panasonic”) to create a joint venture (“JV”) to manufacture products for Panasonic and potentially other third parties, using Panasonic's three semiconductor manufacturing facilities in Hokuriku Japan. Pursuant to the definitive agreement, at the closing of the transaction which occurred on March 31, 2014, Panasonic transferred its semiconductor wafer process and capacity tools for the manufacture of 8 inch and 12 inch wafers at its three fabs (Uozu, Tonami and Arai), located in Panasonic’s Hokuriku factories, to the JV.  As part of the JV agreement, Panasonic committed to acquire products from the JV for a period of at least five years of volume production.  We received 51% of the shares of the JV (with Panasonic holding the remaining shares).  As consideration for our 51% equity holding in the JV, at the closing of the transaction, we issued 870,454 of our ordinary shares to Panasonic with a value of approximately $7,500,000 (765 million Japanese Yen). The JV enables us to offer our customers capacity of a state of the art 300 nm technology fab at Uozu, including best of class 65nm CMOS image sensor dark current and quantum efficiency performance and additional 45 nm digital technology, and added available capacity of approximately 800,000 (8 inch equivalent) wafers per year in three manufacturing facilities in Japan. The JV will continue the production of Panasonic's semiconductor processes as Panasonic's subcontractor as well as seeking to expand operations by leveraging our customers and businesses to capture out-of-group sales.

Our executive offices and Israeli manufacturing facilities are located in the Ramat Gavriel Industrial Park, Shaul Amor Street, Post Office Box 619, Migdal Haemek, 23105 Israel, and our telephone number is 972-4-650-6611. Our agent for service of process in the United States is Tower Semiconductor USA, Inc. located at 2350 Mission College Blvd. Suite 500, Santa Clara, CA 95054.

Additional information about us and our operations may be found at our web site: www.towerjazz.com.  Information on our website is not incorporated by reference in this prospectus.

RISK FACTORS

An investment in our securities is speculative and involves a high degree of risk.  Therefore, you should not invest in our securities unless you are able to bear a loss of your entire investment.  You should carefully consider the risk factors described in our Annual Report on Form 20-F for the year ended December 31, 2012 filed with the U.S. Securities and Exchange Commission (the “SEC”), which is incorporated by reference in this prospectus, and in subsequent reports that we file the SEC. You should carefully consider these risks together with the other information contained or incorporated by reference in this prospectus before deciding to invest in our securities. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected.  In that case, the trading price of our ordinary shares could decline, and you may lose all or part of your investment.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

The statements incorporated by reference or contained in this prospectus discuss our future expectations, contain projections of our results of operations or financial condition, and include other forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended.  Our actual results may differ materially from those expressed in forward-looking statements made or incorporated by reference in this prospectus.  Forward-looking statements that express our beliefs, plans, objectives, assumptions or future events or performance may involve estimates, assumptions, risks and uncertainties.  Therefore, our actual results and performance may differ materially from those expressed in the forward-looking statements.  Forward-looking statements often, although not always, include words or phrases such as the following: "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "intends," "plans," "projection" and "outlook."

You should not unduly rely on forward-looking statements contained or incorporated by reference in this prospectus.  Various factors discussed in this prospectus, including, but not limited to, all the risks discussed in "Risk Factors," and in our other SEC filings may cause actual results or outcomes to differ materially from those expressed in forward-looking statements.  You should read and interpret any forward-looking statements together with these documents.

Any forward-looking statement speaks only as of the date on which that statement is made.  We will not update any forward-looking statement to reflect events or circumstances that occur after the date on which such statement is made except as required by law.

CAPITALIZATION

The following table sets forth our long-term debt, debentures and capitalization as of December 31, 2013.

	As of December 31, 2013 (US dollars in thousands)

Bank loans (including current maturities)		$138,739
Debentures (including current maturities)		214,587
Shareholders’ equity: Ordinary Shares, NIS 15.00 par value per share; 150,000,000 authorized shares, 49,376,338 issued shares* and 49,286,671 outstanding shares	192,776
Additional paid-in capital	1,084,011
Capital notes	92,549

Cumulative stock based compensation	45,380
Accumulated other comprehensive loss	(16,126)
Accumulated deficit	(1,248,270)
Treasury stock, 86,667 shares	(9,072)
Total shareholders’ equity		141,248
Total capitalization		$705,887

*Includes 86,667 treasury shares

The information set forth on an actual basis in the foregoing table excludes the following securities as of March 31, 2014:

(i)	Approximately 5.6 million ordinary shares issuable upon exercise of options granted to employees and directors at a weighted average exercise price of $6.50;

(ii)	Approximately 1.6 million ordinary shares issuable upon exercise of options granted to our Chief Executive Officer at a weighted average exercise price of $6.56;

(iii)	Approximately 1.4 million ordinary shares issuable upon exercise of options granted to our Chairman of the Board at an exercise price of $ 4.54;

(iv)	164,707 ordinary shares issuable upon exercise of warrants issued to our banks with an exercise price of $30.60 per share exercisable until December 2016;

(v)	59,774 ordinary shares issuable upon exercise of warrants issued to our banks in connection with our credit facility with an exercise price of $92.55 per share exercisable until December 2016;

(vi)	84,894 ordinary shares issuable upon exercise of warrants issued to our banks in connection with our credit facility with an exercise price of $11.78 per share exercisable until December 2016;

(vii)	Ordinary shares issuable upon conversion of the equity equivalent capital notes as follows: Approximately 3.4 million held by Bank Leumi approximately 4.5 million held by Bank Hapoalim.

(viii)	Approximately 1.7 million ordinary shares issuable upon exercise of Series J Warrants with an exercise price of $25.50 per share and exercisable until June 2015;

(ix)	Up to 23.2 million ordinary shares underlying approximately $231 million of long-term Series F debentures at a conversion rate of NIS 36.28 (approximately $10.50);

(x)	Approximately 1.9 million ordinary shares issuable upon exercise of Series 7 Warrants exercisable through March 2016;

(xi)	Approximately 5.5 million ordinary shares issuable upon exercise of Series 9 Warrants exercisable through July 2017; and

(xii)	Approximately 5.8 million ordinary shares registered herein issuable upon conversion of Jazz convertible bonds exercisable through December 2018 at a conversion rate of $10.07.

USE OF PROCEEDS

        All of the proceeds from the sale of the ordinary shares offered under this prospectus are for the account of the selling securityholders. Accordingly, we will not receive any proceeds from the sales of these securities.

We have agreed to bear all expenses relating to the registration of the securities registered pursuant to this prospectus.

MARKET FOR OUR ORDINARY SHARES

Our ordinary shares are listed and traded on the NASDAQ Stock Market (on the NASDAQ Global Market through March 16, 2012 and on the NASDAQ Capital Market since that date) and on the Tel Aviv Stock Exchange (TASE) under the symbol “TSEM”.

The following table sets forth, for the periods indicated, the high and low reported sales prices of the ordinary shares on the NASDAQ Stock Market and Tel Aviv Stock Exchange.  For ease of comparison, all of the prices in the following table have been adjusted to reflect the 1:15 reverse split of our ordinary shares, which was effective for the start of trading on August 6, 2012, as if such reverse split had been in effect during the periods indicated:

	NASDAQ Stock Market		Tel Aviv Stock Exchange
	High ($)	Low ($)	High (NIS)	Low (NIS)
Period
March 2014	9.64	7.45	32.88	25.78
February 2014	7.87	5.86	27.18	20.59
January 2014	6.45	5.44	22.51	19.20
December 2013	7.53	3.85	22.70	13.40
November 2013	4.91	4.16	17.40	14.41
October 2013	5.19	4.74	18.35	17.00
First quarter 2014	9.64	5.44	32.88	19.20
Fourth quarter 2013	7.53	3.85	22.70	13.40
Third quarter 2013	5.18	4.15	18.37	14.65
Second quarter 2013	7.85	4.60	28.66	15.83
First quarter 2013	8.67	6.16	32.40	22.72
Fourth quarter 2012	9.11	7.30	35.50	28.30
Third quarter 2012	10.77	6.75	42.50	27.58
Second quarter 2012	15.30	9.75	57.90	39.30
First quarter 2012	14.10	9.00	52.50	34.55
2013	8.67	3.85	32.40	13.40
2012	15.30	6.75	57.90	27.58
2011	23.10	9.00	82.41	34.05
2010	28.05	14.85	105.29	55.65
2009	22.35	1.95	76.94	7.53

On April 10, 2014, the last reported sale price of the ordinary shares was $8.96 on the NASDAQ Global Market and NIS 32.12 on the Tel Aviv Stock Exchange.

PLAN OF DISTRIBUTION

   The selling securityholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling ordinary shares, or interests in ordinary shares received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their ordinary shares or interests in ordinary shares directly or, alternatively, through underwriters, broker-dealers or agents.  The selling securityholders may sell their ordinary shares or interests in ordinary shares in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve or block transactions) as follows:

•	on any national securities exchange or quotation service on which the ordinary may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	through the writing of options.

    In connection with sales of the ordinary shares offered by this prospectus or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the ordinary shares in the course of hedging the positions they assume.  The selling securityholders may also sell ordinary shares short and deliver ordinary shares to close out such short positions, or loan or pledge ordinary shares to broker-dealers that in turn may sell such securities.

    The selling securityholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

    Under the securities laws of some states, the ordinary shares may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states the ordinary shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

    We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates.  In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

    We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling securityholders to use commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) March 25, 2015, (2) such time as all of the ordinary shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or are no longer outstanding, or (3) when the ordinary shares are eligible to be sold pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act and either (x) the holding period contemplated by Rule 144(d)(ii) has passed or (y) such ordinary shares are not required to bear, and do not bear, any restrictive legends required by Rule 144.

Expenses of the Offering

We have incurred, or expect to incur, the following estimated expenses in connection with this prospectus:

Securities and Exchange Commission registration fee	$7,510
Legal fees and expenses	15,000
Miscellaneous	5,000
Total	$27,510

SELLING SECURITYHOLDERS

Beneficial ownership and other information.

On March 25, 2014, our Jazz Technologies, Inc. subsidiary issued in a private placement an aggregate of $58,307,000 of its 8% senior convertible notes due 2018 to the selling securityholders. The notes may be converted into our ordinary shares at a conversion price of $10.07 per share.  All share numbers in the table set forth below in the column “Ordinary Shares issuable upon conversion of Notes and offered by this Prospectus” represent the number of shares which may be obtained upon conversion of the new notes.

The term “selling securityholder” includes (i) each person and entity that is identified in the table below (as such table may be amended from time to time by means of an amendment to the registration statement of which this prospectus forms a part) and (ii) any transferee, donee, pledgee or other successor of any person or entity named in the table that acquires any of the ordinary shares covered by this prospectus in a transaction exempt from the registration requirements of the Securities Act of 1933 and that is identified in a supplement or amendment to this prospectus.

Except as described herein, we have no material relationships with any of the selling securityholders and have not had any material relationships with any of the selling securityholders in the past three years.

Nothing in this Registration Statement shall be construed as an admission that any selling securityholder is the beneficial owner of any of our securities, other than the securities held directly by such party, nor that any selling stockholder or other persons or entities constitute a "group", for purposes of Section 13(d) of the Exchange Act and the rules promulgated thereunder.

            Except as set forth in the footnotes to the table, other than the ordinary shares covered by this prospectus and offered hereby, none of the selling securityholders beneficially owns any of our ordinary shares or other securities or will beneficially own any such securities after completion of the offering.  Our registration of the securities covered by this prospectus does not necessarily mean that the selling securityholders will sell any or all of the securities. Information included in the table is based upon information provided by the selling stockholders.

The table indicates that the selling securityholders include “Additional selling securityholders that may hereafter be identified.” We do not currently know the identity of these additional selling securityholders. An additional selling securityholder may not use this prospectus to resell securities, unless and until the table is updated to specifically identify such selling securityholder. Any such updating will be effected through an amendment to the registration statement of which this prospectus forms a part and not by means of a prospectus supplement, unless otherwise permitted by the SEC.

Except as otherwise noted below none of the selling securityholders are broker-dealers or affiliates of broker-dealers.

The percentages in the following table are based on 49.3 million ordinary shares outstanding as of March 31, 2014.   Except as otherwise indicated in footnotes to the table, none of the selling securityholders beneficially owns in excess of 1.0% of our outstanding ordinary shares. The shares reflected in the column “Other Ordinary Shares Beneficially Owned” are comprised of shares issuable upon exercise of our Series J Warrants which are not offered hereby.
Names and Addresses
	Ordinary Shares issuable upon conversion of Notes and offered by this Prospectus		Other Ordinary Shares Beneficially Owned
Bulwarkbay Credit Opportunities Master Fund Ltd (1)	544,687	(2)	0
Daiwa Premium Trust – Daiwa/Principal US Short Duration High Yield Bond Fund (3)	5,858		0
Expert Investor SICAB-SIF – Astrum Fixed Income Global Credit Opportunities Fund (3)	16,087		0
LGT Multi Manager Bond High Yield (USD) (4) (5)	12,214		2,856
LGT Multi Manager Convertible Bonds Portfolio (4) (5)	81,727		18,888
Northern Lights Fund Trust – Altegris Fixed Income Long Short Fund (6)	103,376		0
Painting Industry Annuity Fund (3)	3,773		0
PGI CIT Global Credit Opportunities Fund (3)	37,636		0
Principal Funds, Inc. – Bond & Mortgage Securities Fund (3)	207,050		346
Principal Funds, Inc. – High Yield Fund (3) (7)	3,207,844		4,048
Principal Global Credit Opportunities Fund (3)	60,178		0
Principal Global Investors Collective Investment Trust – Multi-Sector Fixed Income Fund (3)	7,050		12
Principal Global Investors Fund – High Yield Fund (3)	94,041		18
Principal Global Investors Trust – High Yield Fixed Income Fund (3)	25,620		24
Principal Global Opportunities Series Plc – Global Credit Alpha Fund (3)	18,272		0
Principal Global Opportunities Series Plc – Principal Short Duration High Yield (3)	120,953		0
Principal Life Insurance Company On Behalf Of One Or More Separate Accounts (Principal Life Insurance Company, DBA Bond & Mortgage Separate Account) (3)	411,122		733
Principal Life Insurance Company On Behalf Of One Or More Separate Accounts (Principal Life Insurance Company, D/B/A Principal LDI Long Duration Separate Account) (3)	15,789		2
Principal Variable Contract Funds, Inc. Balanced (3)	993		2
Principal Variable Contracts Funds, Inc. – Bond & Mortgage Securities Account (3)	22,840		48
Putnam Convertible Securities Fund (4) (8)	244,985		72,376
Putnam Dynamic Asset Allocation Balanced Fund (4) (8)	14,796		3,384
Putnam Dynamic Asset Allocation Conservative Fund (4) (8)	10,129		2,326
Putnam Dynamic Asset Allocation Growth Fund (4) (8)	14,299		3,278
Putnam High Income Securities Fund (4) (8)	38,232		11,251
Putnam High Yield Advantage Fund (4) (8)	77,060		0
Putnam High Yield Fixed Income Fund, LLC (4)(5)	993		232
Putnam High Yield Trust (4) (8)	193,843		44,838
Putnam Retirement Advantage GAA Growth Portfolio (4) (5)	1,489		317
Putnam Retirement Advantage GAA Balanced Portfolio (4) (5)	1,489		317
Putnam Retirement Income Fund Lifestyle (4) (8)	1,390		423
Putnam Variable Trust – Putnam VT Global Asset Allocation Fund (4) (8)	1,986		528
Putnam Variable Trust – Putnam VT High Yield Fund (4) (8)	55,511		12,838
Putnam World Trust – Putnam Global High Yield Bond Fund (4)(5)	44,488		10,257
RockView Short Alpha Fund Ltd. (9)	13,406		84,072
RockView Trading Ltd. (10)	26,911		79,313
Seasons Series Trust (Sun America) – Asset Allocation: Diversified Growth Portfolio (4)(5)	1,886		423
Stichting Bewaarder Syntrus Achmea Global High Yield Pool (4) (5)	39,424		9,094
Stichting Pensioenfonds Voor Fysiotherapeuten (4)(5)	10,724		2,538
Total	5,790,151		364,792

(1)           Voting power and investment power is held by BulwarkBay Investment Group LLC and Craig Carlozzi as Managing Member of BulwarkBay Investment Group LLC. The address of the shareholder is 15 Broad Street, 4th Floor, Boston, MA 02109.

(2)           Represents 1.1% of our outstanding shares.

(3)           The address of this selling securityholder is c/o Principal Global Investors, LLC, 711 High Street G26, Des Moines, Iowa 50392.  Principal Global Investors, LLC acts as investment advisor to the selling security holder.  Principal Global Investors, LLC is an indirectly wholly-owned subsidiary of Principal Financial Group, Inc., a publicly traded company.

(4)           The address of this selling securityholder is c/o Putnam Investments, One Post Office Square, Boston, MA  02109.

(5)           The selling securityholder’s account is managed, including dispositive and voting power over the securities, by The Putnam Advisory Company, LLC, or Putnam Fiduciary Trust Company, which through a series of holding companies, are owned by Great-West Lifeco Inc., a publicly traded company.

(6)           The address of this selling security holder is c/o RockView Management, LLC, Metro Center, One Station Place, 7th Floor, Stamford, CT 06902.

(7)           Based on an aggregate of ordinary shares beneficially owned by the selling securityholder which represent 6.1% of our outstanding shares prior to this offering.

(8)            The selling stockholder is a mutual fund registered with the U.S. Securities and Exchange Commission under the Investment Company Act of 1940, as amended, whose account is managed, including dispositive power over the securities, by Putnam Investment Management, LLC, which through a series of holding companies, is owned by Great-West Lifeco Inc., a publicly traded company. The selling shareholder, through its board of trustees has voting power.

(9)           The address of this selling security holder is c/o RockView Management, LLC, Metro Center, One Station Place, 7th Floor, Stamford, CT 06902. Kevin Schweitzer is the managing member of Zabak Capital, LLC and holds sole voting and dispositive power over the shares held by RockView Short Alpha Fund Ltd. Zabak Capital, LLC is the managing member of RockView Management LLC, which is the investment manager to RockView Short Alpha Fund Ltd. Mr.
Schweitzer disclaims beneficial ownership over the shares held by RockView Short Alpha Fund Ltd.

(10)           The address of this selling security holder is c/o RockView Management, LLC, Metro Center, One Station Place, 7th Floor, Stamford, CT 06902. Kevin Schweitzer is the managing member of Zabak Capital, LLC and holds sole voting and dispositive power over the shares held by RockView Trading, Ltd. Zabak Capital, LLC is the managing member of RockView Management LLC, which is the investment manager to RockView Trading, Ltd. Mr. Schweitzer disclaims beneficial ownership over the shares held by RockView Trading, Ltd.

DESCRIPTION OF SHARE CAPITAL

Ordinary Shares

Our authorized share capital consists of 150 million ordinary shares, par value NIS 15.00 per share. Under our articles of association, the ordinary shares do not have preemptive rights. We may from time to time, by approval of a majority of our shareholders, increase our authorized share capital. All ordinary shares are registered shares, rather than bearer shares.

The ownership or voting rights of our ordinary shares by non-residents of Israel is not restricted in any way by our memorandum of association or articles of association. The State of Israel does not restrict in any way the ownership or voting rights of ordinary shares of Israeli entities by non-residents of Israel, except with respect to subjects of countries that are in a state of war with Israel. Our ordinary shares do not have cumulative voting rights for the election of directors. The affirmative vote of the shareholders present in person or by proxy that represent more than 50% of the voting power present in person or by proxy have the power to elect all nominees up for election to our board of directors. The election of an external director also requires that either: (i) this majority include the affirmative vote of more than one half of the shares held by non-controlling and disinterested shareholders that voted at the meeting; or (ii) the total number of shares held by non-controlling and disinterested shareholders that voted against the election of the nominee external director does not exceed two percent of the aggregate voting rights in the company.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to the nominal value of their respective holdings. This liquidation right may be affected by the grant of a preferential dividend or distribution right to the holder of a class of shares with preferential rights that may be authorized in the future. Dividends may be paid only out of profits, as defined in the Israeli Companies Law. Our Board of Directors is authorized to declare dividends, although our bank covenants currently in effect prohibit the payment of dividends on our ordinary shares, unless such payments are approved by our banks.

Holders of ordinary shares have one vote for each ordinary share held on all matters submitted to a vote of shareholders. Subject to the provisions set forth in Section 46B of the Israeli Securities Law, these voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future. Our major shareholders do not have different voting rights from each other or other shareholders.

Resolutions of shareholders (e.g. resolutions amending our articles of association, electing or removing directors, appointing an independent registered public accounting firm, authorizing changes in capitalization or the rights attached to our shares or approving a wind-up or merger), in general, require the affirmative vote (at a meeting convened upon advance notice of no less than thirty five days) of shareholders present in person or by proxy and holding shares conferring, in the aggregate, at least a majority of the votes actually cast on such resolutions.

            The quorum required for a meeting of shareholders is at least two shareholders present, in person or by proxy, within half an hour of the time fixed for the meeting’s commencement that together hold shares conferring in the aggregate at least 33% of the total voting power of our shares. A meeting adjourned for lack of a quorum is adjourned to the same day in the following week at the same time and place. At the reconvened meeting, in the event a quorum is not present within half an hour of the time fixed for the meeting’s commencement, the persons present shall constitute a quorum.

Our registration number at the Israeli Registrar of Companies is 52-004199-7.

The objective stated in our memorandum of association and our articles of association is to engage in any lawful activity.

Modification or abrogation of the rights of any existing class of shares requires either the written consent of all of the holders of the issued shares of such class or the adoption of a resolution by an ordinary majority of a general meeting of holders of such class. The quorum required for a class meeting is at least two shareholders present, in person or by proxy, within half an hour of the time fixed for the meeting’s commencement that together hold shares conferring in the aggregate at least 51% of the total voting power of the issued shares of such class. If no quorum is present, the meeting shall be adjourned to another time and at the adjourned meeting a quorum shall be constituted in the presence of any number of participants, regardless of the number of shares held by them.

We had 49.3 million ordinary shares outstanding as of March 31, 2014.  The above number of outstanding ordinary shares does not include 86,000 treasury shares held by us through a trustee.

The transfer agent and registrar for our ordinary shares is American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10007.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Yigal Arnon & Co., our Israeli counsel. In addition, certain other matters in connection with this offering with respect to United States law will be passed upon for us by Eilenberg & Krause LLP, our U.S. counsel.

EXPERTS

The consolidated financial statements, incorporated in this prospectus by reference from our Annual Report on Form 20-F and the effectiveness of our internal control over financial reporting have been audited by Brightman Almagor Zohar & Co., a member firm of Deloitte Touche Tohmatsu, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES AND
AGENT FOR SERVICE OF PROCESS IN THE UNITED STATES

We are incorporated in Israel, most of our executive officers and directors and the Israeli experts named herein are nonresidents of the United States, and a substantial portion of our assets and of such persons' are located outside the United States. For further information regarding enforceability of civil liabilities against us and other persons, see the discussions in Item 3 of our Annual Report on Form 20-F for the year ended December 31, 2012 under the caption "Risk Factors —Risks Related to Our Operations in Israel — It may be difficult to enforce a U.S. judgment against us, our officers, directors and advisors or to assert U.S. securities law claims in Israel.."

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF
INFORMATION BY REFERENCE

We have filed a registration statement on Form F-3 with the Securities and Exchange Commission in connection with this offering. In addition, we file reports with, and furnish information to, the Securities and Exchange Commission. You may read and copy the registration statement and any other documents we have filed at the Securities and Exchange Commission, including any exhibits and schedules, at the Securities and Exchange Commission’s public reference room at 100 F Street N.E., Washington, D.C. 20549. You may call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on this public reference room. As a foreign private issuer, all documents which were filed after November 4, 2002 on the Securities and Exchange Commission's EDGAR system are available for retrieval on the Securities and Exchange Commission's website at www.sec.gov. These Securities and Exchange Commission filings are also available to the public on the Israel Securities Authority’s Magna website at www.magna.isa.gov.il and from commercial document retrieval services.  We also generally make available on our own web site (www.towersemi.com) our quarterly and year-end financial statements as well as other information.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

The Securities and Exchange Commission allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus. We incorporate by reference the documents listed below and amendments to them. These documents and their amendments were previously filed with the Securities and Exchange Commission.

This prospectus will be deemed to incorporate by reference the following documents previously filed by us with the Securities and Exchange Commission:

•	Report on Form 6-K dated April 2014 No. 1 (filed on April 1, 2014);

•	Report on Form 6-K dated March 2014 No. 7 (filed on March 26, 2014);

•	Report on Form 6-K dated March 2014 No. 6 (filed on March 20, 2014);

•	Report on Form 6-K dated March 2014 No. 1 (filed on March 3, 2014);

•	Report on Form 6-K dated February 2014 No. 3 (filed on February 24, 2014);

•	Report on Form 6-K dated December 2013 No. 5 (filed on December 20, 2013);

•	Report on Form 6-K dated December 2013 No. 4 (filed on December 20, 2013);

•	Report on Form 6-K dated December 2013 No. 3 (filed on December 18, 2013);

•	Report on Form 6-K dated November 2013 No. 2 (filed on November 8, 2013);

•	Report on Form 6-K dated August 2013 No. 4 (filed on August 21, 2013);

•	Report on Form 6-K dated July 2013 No. 8 (filed on July 23, 2013);

•	Report on Form 6-K dated July 2013 No. 7 (filed on July 22, 2013);

•	Report on Form 6-K dated July 2013 No. 1 (filed on July 1, 2013);

•	Report on Form 6-K dated June 2013 No. 8 with respect to Exhibit 2 thereto (filed on June 27, 2013);

•	Report on Form 6-K dated June 2013 No. 1 (filed on June 3, 2013);

•	Report on Form 6-K dated May 2013 No. 7 (filed on May 30, 2013);

•	Annual report on Form 20-F for the year ended December 31, 2012, filed on April 30, 2013, to the extent the information in that report has not been updated or superseded by this prospectus; and

•
any report on Form 6-K, or parts thereof, meeting the requirements of Form F-3 filed after the date of the initial registration statement and prior to its effectiveness, which states that it, or any part thereof, is being incorporated by reference herein.

This prospectus shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Forms 10-Q and 8-K filed by the registrant pursuant to the Exchange Act, prior to the termination of the offering made by this prospectus.  We may incorporate by reference into this prospectus, any Form 6-K meeting the requirements of Form F-3 which is submitted to the Securities and Exchange Commission after the date of the filing of the registration statement being filed in connection with this offering and before the date of termination of this offering. Any such Form 6-K which we intend to so incorporate shall state in such form that it is being incorporated by reference into this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at: Ramat Gavriel Industrial Park, Post Office Box 619, Migdal Haemek, 23105 Israel, Attn: Corporate Secretary, telephone number:  972-4-650-6109. Copies of these filings may also be accessed at our website, www.towerjazz.com. Click on “Investor Relations” and then “Filings.”

A copy of this prospectus, our memorandum of association and our articles of association, are available for inspection at our offices at Shaul Amor Avenue, Ramat Gavriel Industrial Park, Migdal Haemek, Israel and on the Israel Securities Authority’s Magna website, www.magna.isa.gov.il.

As a foreign private issuer, we are exempt from the rules under Section 14 of the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and other provisions in Section 16 of the Exchange Act.

5,790,151 Ordinary Shares

____________________________

PROSPECTUS

____________________________

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information.  We are not making any offer to sell or buy any of the securities in any state where the offer or sale is not permitted.  You should not assume that the information in this prospectus is accurate as of any date other than the date that appears below.

_____________, 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.                 INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Israeli Companies Law-1999, or the Companies Law, provides that a company may include in its articles of association provisions allowing it to:

1.
partially or fully, exempt in advance, an office holder of the company from his/her responsibility for damages caused by the breach of his/her duty of care to the company, except for damages caused to the Company due to any breach of such office holder's duty of care towards the company in a “distribution” (as defined in the Companies Law).

2.
enter into a contract to insure the liability of an office holder of the company by reason of acts or omissions committed in his/her capacity as an office holder of the company with respect to the following:

(a)	the breach of his/her duty of care to the company or any other person;

(b)
the breach of his/her fiduciary duty to the company to the extent he/she acted in good faith and had a reasonable basis to believe that the act or omission would not prejudice the interests of the company; and

(c)	monetary liabilities or obligations which may be imposed upon him/her in favor of other persons.

3.         indemnify an office holder of the company for:

(a)
monetary liabilities or obligations imposed upon, or actually incurred by, such officer holder in favor of other persons pursuant to a court judgment, including a compromise judgment or an arbitrator’s decision approved by a court, by reason of acts or omissions of such office holder in his or her capacity as an office holder of the company;

(b)
reasonable litigation expenses, including attorney’s fees, actually incurred by such office holder or imposed upon him or her by a court, in an action, suit or proceeding brought against him or her by or on behalf of us or by other persons, or in connection with a criminal action from which he or she was acquitted, or in connection with a criminal action which does not require criminal intent in which he/she was convicted, in each case by reason of acts or omissions of such office holder in his or her capacity as an office holder; and

(c)
reasonable litigation expenses, including attorneys’ fees, actually incurred by such office holder due to an investigation or a proceeding instituted against such office holder by an authority competent to administrate such an investigation or proceeding, and that was finalized without the filing of an indictment against such office holder and without any financial obligation imposed on such office holder in lieu of criminal proceedings, or that was finalized without the filing of an indictment against such office holder but with financial obligation imposed on such office holder in lieu of criminal proceedings of a crime which does not require proof of criminal intent, in each case by reason of acts of such office holder in his or her capacity as an office holder of the company.

    The Companies Law provides that a company’s articles of association may provide for indemnification of an office holder post-factum and may also provide that a company may undertake to indemnify an office holder in advance, as described in:

i.
sub-section 3(a) above, provided such undertaking is limited to and actually sets forth the occurrences, which, in the opinion of the company’s board of directors based on the current activity of the company, are, at the time such undertaking is provided, foreseeable, and to an amount and degree that the board of directors has determined is reasonable for such indemnification under the circumstances; and

ii.	sub-sections 3(b) and 3(c) above.

    The Companies Law provides that a company may not indemnify or exempt the liabilities of an office holder or enter into an insurance contract which would provide coverage for the liability of an office holder with respect to the following:

o	a breach of his/her fiduciary duty, except to the extent described above;

o
a breach of his/her duty of care, if such breach was done intentionally, recklessly or with disregard of the circumstances of the breach or its consequences, except if such breach is done only with negligence;

o	an act or omission done with the intent to unlawfully realize personal gain; or

o	a fine or monetary settlement imposed upon him/her.

Under the Companies Law, the term "office holder" may include a director, managing director, general manager, chief executive officer, executive vice president, vice president, other managers directly subordinate to the managing director and any other person fulfilling or assuming any such position or responsibility without regard to such person’s title.

The grant of an exemption, an undertaking to indemnify or indemnification of, and procurement of insurance coverage for, an office holder of a company requires, pursuant to the Companies Law, the approval of our audit committee and board of directors, and, in certain circumstances, including if the office holder is a director, the approval of our shareholders.

We have entered into an insurance contract for directors and officers and have procured indemnification insurance for our office holders to the extent permitted by our articles of association.  We have never had the occasion to indemnify any of our office holders.

ITEM 9.                EXHIBITS

Exhibit Number	Description of Document
3.1
Articles of Association of the Registrant, approved by shareholders on November 14, 2000, as amended (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form F-1, File No. 333-126909, "Form F-1 No. 333-126909").

3.2	Amendment to Articles of Association of the Registrant (incorporated by reference to exhibit 4.2 to the Registration Statement on Form S-8 No. 333-117565 ("Form S-8 No. 333-117565").
3.3
Amendment to the Articles of Association of the Registrant (approved by shareholders on September 28, 2006) (incorporated by reference to Exhibit 4.2 of the Registrant's Registration Statement on Form S-8, File No. 333-138837 (the "2006 Form S-8").

3.4
Amendment to Articles of Association of Registrant (approved by shareholders on September 24, 2008) (incorporated by reference to Exhibit 3.4 of the Registrant’s Registration Statement on Form S-8, File No. 333-153710 (the “2008 Form S-8”).

4.1	Form of Registration Rights Agreement
5.1	Opinion of Yigal Arnon & Co.
23.1	Consent of Yigal Arnon & Co. (contained in their opinion constituting Exhibit 5.1)
23.2	Consent of Brightman Almagor Zohar & Co.
24.1	Power of Attorney (set forth on signature page)

ITEM 10.             UNDERTAKINGS

  (a)     The undersigned Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished,  provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Form F-3.

(5)       That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

    (i)        If the Registrant is relying on Rule 430B:

(A)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

    (ii)        If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                (6)      That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)         Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)       The undersigned Registrant hereby undertakes that:

                (i)          For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                         (ii)        For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Migdal Haemek, Israel, on April 11, 2014.

TOWER SEMICONDUCTOR LTD.

By:	/s/ Russell C. Ellwanger
Russell C. Ellwanger
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, each director and officer whose signature appears below constitutes and appoints, Russell C. Ellwanger, Oren Shirazi or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign in any and all capacities any and all amendments or post-effective amendments to this registration statement on Form F-3 and to file the same with all exhibits thereto and other documents in connection therewith with the Securities Exchange Commission, granting such attorneys-in-fact and agents, and each of them, full power and authority to do all such other acts and execute all such other documents as they, or any of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
___________ Amir Elstein	Chairman of the Board	April , 2014
/s/ Russell C. Ellwanger Russell C. Ellwanger	Chief Executive Officer (Principal Executive Officer)	April 11, 2014
/s/ Oren Shirazi Oren Shirazi	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 11, 2014
/s/ Yoav Doppelt Yoav Doppelt	Director	April 11, 2014

/s/ Ilan Flato Ilan Flato	Director	April 11, 2014
/s/ Dana Gross Dana Gross	Director	April 11, 2014
______________ Rami Guzman	Director	April , 2014
/s/ Sagi Kabala Sagi Kabala	Director	April 11, 2014
/s/ Kalman Kaufman Kalman Kaufman	Director	April 11, 2014
/s/ Alex Kornhauser Alex Kornhauser	Director	April 11, 2014
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES TOWER SEMICONDUCTOR USA, INC. By: Russell C. Ellwanger Russell C. Ellwanger Chief Executive Officer		April 11, 2014

Exhibit Number	Description of Document
4.1	Form of Registration Rights Agreement
5.1	Opinion of Yigal Arnon & Co.
23.1	Consent of Yigal Arnon & Co. (contained in their opinion constituting Exhibit 5.1)
23.2	Consent of Brightman Almagor Zohar & Co.
24.1	Power of Attorney (set forth on signature page)